                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               LEAR CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                LEAR CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1997

                               ------------------

     The Annual Meeting of Stockholders (the "Meeting") of Lear Corporation ("Lear" or the "Company") will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48086 on Thursday, May 15, 1997, at 10:00 a.m., Eastern Time, for the following purposes:

        1. To elect four directors to hold office until the 2000 Annual Meeting of Stockholders;

        2. To approve the Lear Corporation Long-Term Stock Incentive Plan;

        3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the 1997 fiscal year; and

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items are fully discussed in the Proxy Statement accompanying this Notice of Annual Meeting. A copy of the Company's Annual Report to Stockholders is also enclosed.

     The close of business on March 18, 1997 has been fixed as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     In accordance with Delaware law, a list of Lear stockholders entitled to vote at the Meeting will be available for examination at the offices of the Company, 21557 Telegraph Road, Southfield, Michigan for ten days prior to the Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and at the Meeting.

     All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, the Board of Directors of Lear urges you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of common stock. The return of the proxy will not affect your right to vote in person if you do attend the Meeting.

                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

Southfield, Michigan
March 21, 1997

                               TABLE OF CONTENTS

INTRODUCTION................................................      1
RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE...........      2
  Record Date and Outstanding Shares........................      2
  Required Vote.............................................      2
ELECTION OF DIRECTORS (PROPOSAL NO. 1)......................      2
MANAGEMENT AND DIRECTORS....................................      4
  Directors and Executive Officers..........................      4
  Security Ownership of Certain Beneficial Owners and
     Management.............................................      7
  Section 16(a) Beneficial Ownership Reporting Compliance...      8
  Meetings of the Board of Directors and Committees.........      8
  Compensation of Directors.................................      9
EXECUTIVE COMPENSATION......................................     10
  Summary Compensation Table................................     10
  Option Grants and Exercises and Long-Term Incentive Awards
     in Last Fiscal Year....................................     11
  Pension Plan and Benefits.................................     12
  Supplemental Executive Retirement Plan....................     13
  401(k) Savings Plan.......................................     14
  1988 Stock Option Plan....................................     15
  1992 Stock Option Plan....................................     15
  1994 Stock Option Plan....................................     15
  1996 Stock Option Plan....................................     15
  Long-Term Stock Incentive Plan............................     16
  Employment and Other Agreements...........................     17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     18
COMPENSATION COMMITTEE REPORT...............................     18
  Introduction..............................................     18
  Executive Compensation Policy.............................     18
  Base Salary...............................................     19
  Annual Incentives.........................................     19
  Long-Term Incentives......................................     19
  Management Stock Ownership Requirements...................     19
  Stock Options.............................................     20
  Performance Share Awards..................................     20
  Management Stock Purchase Program.........................     20
  401(k) Plan...............................................     20
  Executive Supplemental Savings Plan.......................     21
  Chief Executive Officer Compensation......................     21
  Tax Treatment of Executive Compensation...................     21
PERFORMANCE GRAPH...........................................     22
CERTAIN TRANSACTIONS........................................     23
  Acquisition of Masland Corporation........................     23
  Common Stock Offering.....................................     23
  Credit Agreement..........................................     23
  Management Equity Participation...........................     23

APPROVAL OF THE LEAR CORPORATION LONG-TERM STOCK INCENTIVE
  PLAN (PROPOSAL NO. 2).....................................     23
  Eligibility, Duration and Objectives......................     24
  Administration............................................     25
  Shares Subject to the Long-Term Incentive Plan and Maximum
     Awards.................................................     25
  Stock Options.............................................     25
  Stock Appreciation Rights ("SARs")........................     26
  Restricted Stock, Restricted Stock Units and Restricted
     Units..................................................     26
  Performance Units and Performance Shares..................     26
  Amendment, Modification and Termination...................     27
  Assignment of Interests...................................     27
  Change In Control.........................................     27
  Federal Income Tax Consequences...........................     28
  Nonqualified Stock Options................................     28
  Incentive Stock Options...................................     28
  Other Awards..............................................     29
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  (PROPOSAL NO. 3)..........................................     29
STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF
  STOCKHOLDERS..............................................     30
OTHER MATTERS...............................................     30
APPENDIX A..................................................    A-1

                                LEAR CORPORATION

                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                               ------------------

                                PROXY STATEMENT
                               ------------------

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lear Corporation ("Lear" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48086 on Thursday, May 15, 1997, at 10:00 a.m. Eastern Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. This proxy statement, the attached Notice of Annual Meeting and the enclosed proxy are being sent to stockholders on or about March 21, 1997.

     The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the Notice of Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR the approval of the Lear Corporation Long-Term Stock Incentive Plan (the "Long-Term Incentive Plan") and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company in 1997.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a previously granted proxy.

     The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company, and the cost of solicitation, including the cost of preparing and mailing the Proxy Statement, Proxy, Notice of Annual Meeting and Annual Report to Stockholders, is being paid for by the Company. Proxies also may be solicited personally and by telephone by certain officers and employees of the Company. In addition, Corporate Investor Communications, Inc. has been retained for solicitation of all brokers and nominees at a cost of approximately $5,000, plus customary fees and expenses. In addition, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock, par value $.01 per share ("Common Stock") of whom they have knowledge, and may reimburse them for their expenses in so doing.

               RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

RECORD DATE AND OUTSTANDING SHARES

     At the close of business on March 18, 1997, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 65,974,596 shares of the Company's Common Stock, the only class of voting securities outstanding. All record holders of Common Stock as of the close of business on March 18, 1997 shall be entitled to vote. The presence at the Meeting, in person or by proxy, of a majority of shares entitled to vote shall constitute a quorum. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

REQUIRED VOTE

     Directors shall be elected by a plurality of the votes cast by the holders of the Company's Common Stock. "Plurality" means that the four individuals who receive the largest number of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote, shall be elected as directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     The approval of the Long-Term Incentive Plan and the ratification of the appointment of the Company's independent auditors will become effective upon the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote. Any shares not voted (whether by abstention, broker non-vote or otherwise) with respect to the Long-Term Incentive Plan and the appointment of independent auditors will have no effect on the outcome of the vote.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of Common Stock in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors, the Long-Term Incentive Plan and the ratification of the appointment of independent auditors.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     At the Meeting, the stockholders will elect four directors to hold office, subject to the provisions of the Company's by-laws, until the Annual Meeting of Stockholders in 2000 and until their successors shall have been duly elected and qualified. In accordance with Delaware law and the Company's by-laws, Lear's Board of Directors, upon the recommendation of Lear's Nominating Committee, has nominated Gian Andrea Botta, David P. Spalding, James A. Stern and Irma B. Elder to stand for election to the Board of Directors. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Botta, Spalding and Stern and Ms. Elder, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named.

     Messrs. Botta, Spalding and Stern and Ms. Elder have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

     The nominees for election as director, together with certain information about them, are set forth below.

                                                                  DIRECTOR
                        NAME                             AGE       SINCE        POSITION
                        ----                             ---      --------      --------
Gian Andrea Botta....................................    43         1993        Director
Irma B. Elder........................................    66         1997        Director
David P. Spalding....................................    42         1991        Director
James A. Stern.......................................    46         1993        Director

     Gian Andrea Botta. Mr. Botta became a director of the Company on December 31, 1993, upon consummation of the merger of Lear Holdings Corporation ("Holdings"), Lear's former parent, into Lear (the "Holdings Merger"). Prior to the Holdings Merger, Mr. Botta was a director of Holdings since 1993. Mr. Botta has been President of EXOR America Inc., the international investment holding company of IFI, S.p.A. and the sole owner of all the issued and outstanding capital stock of FIMA Finance Management Inc. ("FIMA"), since February 1994. Previously, Mr. Botta was President of IFINT-USA Inc., the predecessor of FIMA, since 1993 and was Vice President of Acquisitions of IFINT-USA Inc. for more than five years prior thereto. Mr. Botta also serves as a director of Constitution Re Inc., Western Industries Inc., and Riverwood International Corporation.

     Irma B. Elder. Ms. Elder, who has been a director of the Company since February 1997, has owned and operated various Detroit area automobile dealerships since 1983. Businesses presently owned and operated by Ms. Elder had gross revenues of over $400 million in 1996. In addition, Ms. Elder serves on the Board of Directors of the Federal Reserve Bank of Chicago (Detroit Branch). Ms. Elder is also a board member of the Detroit Chamber of Commerce and a member of the Michigan Hispanic Chamber of Commerce.

     David P. Spalding. Mr. Spalding became a director of the Company in September 1991. Mr. Spalding has been a Vice Chairman of The Cypress Group L.L.C. (the "Cypress Group") since 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. since February 1991. Previously, he held the position of Senior Vice President of Lehman Brothers Inc. from September 1988 to February 1991. From April 1987 to September 1988, he was Senior Vice President of General Electric Capital Corporation Corporate Finance Group, Inc. Prior to 1987 he was a Vice President of The First National Bank of Chicago. Mr. Spalding is also a director of AMTROL, Inc.

     James A. Stern. Mr. Stern became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. From September 1991 until the Holdings Merger, Mr. Stern was a director of Holdings. Mr. Stern is Chairman of The Cypress Group, a position he has held since 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. for more than five years. He is also a director of K&F Industries Inc., R.P. Scherer Corporation, Noel Group, Inc., Cinemark U.S.A., Inc. and AMTROL, Inc.

                                 RECOMMENDATION

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                ELECTION OF EACH OF ITS NOMINEES TO SERVE ON THE
                         COMPANY'S BOARD OF DIRECTORS.

                            MANAGEMENT AND DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions with the Company of the Company's directors and executive officers. Each executive officer is elected annually by the Board of Directors of the Company and serves at the pleasure of the Board of Directors.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Kenneth L. Way(a).........................  57    Chairman of the Board and Chief Executive Officer
Robert E. Rossiter(b).....................  51    President, Chief Operating Officer and Director
James H. Vandenberghe(b)..................  47    Executive Vice President, Chief Financial Officer
                                                  and Director
Gerald G. Harris..........................  63    Senior Vice President and President -- GM Division
James A. Hollars..........................  52    Senior Vice President and President -- BMW Division
Roger A. Jackson..........................  50    Senior Vice President -- Human Resources
Robert G. Lawrie..........................  52    Senior Vice President -- Global Mergers,
                                                  Acquisitions and Strategic Alliances
Terrence E. O'Rourke......................  50    Senior Vice President and President -- Ford
                                                  Division
Frank J. Preston..........................  54    Senior Vice President and President -- Interior
                                                  Systems Group
Joseph F. McCarthy........................  53    Vice President, Secretary and General Counsel
Donald J. Stebbins........................  39    Vice President, Treasurer and Assistant Secretary
Gian Andrea Botta.........................  43    Director
Irma B. Elder.............................  66    Director
Larry W. McCurdy(a).......................  61    Director
Roy E. Parrott(a).........................  56    Director
Robert W. Shower(b).......................  59    Director
David P. Spalding.........................  42    Director
James A. Stern............................  46    Director
Alan H. Washkowitz(b).....................  56    Director

-------------------------
(a) Term as a director expires in 1998.

(b) Term as a director expires in 1999.

     Set forth below is a description of the business experience of each director and executive officer of the Company other than Messrs. Botta, Spalding and Stern and Ms. Elder, whose biographies are set out in the section entitled "Election of Directors."

     Kenneth L. Way. Mr. Way was elected to and has held the position of Chairman of the Board and Chief Executive Officer of the Company since 1988. Prior to this time he served as Corporate Vice President, Automotive Group for Lear Siegler, Inc. ("LSI") since October 1984. During the previous six years, Mr. Way was President of LSI's General Seating Division. Before this position, he was President of LSI's Metal Products Division in Detroit for three years. Other positions held by Mr. Way during his 31 years with LSI include Manufacturing Manager of the Metal Products Division and Manager of Production Control for the Automotive Division in Detroit. Mr. Way also serves as a director of Hayes Wheels International, Inc., Comerica, Inc. and R.P. Scherer Corporation.

     Robert E. Rossiter. Mr. Rossiter became President of LSI's General Seating Division in 1984 and a director and the President and Chief Operating Officer of the Company in 1988. He joined LSI in 1971 in the Material Control Department of the Automotive Division, then joined the Metal Products Division of LSI as Production Control Manager, and subsequently moved into sales and sales management. In 1979, he joined the General Seating Division as Vice President of Sales and worked in that position, as well as Vice President of Operations, until 1984.

     James H. Vandenberghe. Mr. Vandenberghe is Executive Vice President, Chief Financial Officer and a director of the Company. He was appointed Executive Vice President of the Company in 1993 and became a director in November 1995. Mr. Vandenberghe also served as a director of the Company from 1988 until the consummation of the Holdings Merger. Mr. Vandenberghe previously served as Senior Vice President -- Finance, Secretary and Chief Financial Officer of the Company since 1988. Mr. Vandenberghe has held a variety of managerial positions with the Company and LSI since 1973.

     Gerald G. Harris. Mr. Harris is Senior Vice President and President -- GM Division of the Company, a position he has held since July 1996. Prior to serving in that position, he was Vice President and President -- GM Division from November 1994 to July 1996. Previously, Mr. Harris served as Vice President and General Manager -- GM Operations from March 1994 to November 1994, Director -- Ford Business Unit from March 1992 to March 1994, Director of Sales from August 1990 to March 1992 and Sales Manager from January 1989 to August 1990. Mr. Harris has held a variety of managerial positions with the Company and LSI since 1962.

     James A. Hollars. Mr. Hollars is Senior Vice President and President -- BMW Division of the Company. He was appointed to this position in November 1995. Previously he served as Senior Vice President and President -- International Operations from November 1994 to November 1995. Prior to serving in that position, he was Senior Vice President -- International Operations of the Company since 1993. He was previously promoted to Vice President -- International upon the sale of LSI's Power Equipment Division to Lucas Industries in 1988. Mr. Hollars has held a variety of managerial positions with the Company and LSI since 1973.

     Roger A. Jackson. Mr. Jackson was elected as Senior Vice President -- Human Resources in October 1995. Previously he served as Vice President -- Human Resources for Allen Bradley, a wholly-owned subsidiary of Rockwell International Corporation. Mr. Jackson was employed by Rockwell International Corporation or its subsidiaries from December 1977 to September 1995.

     Robert G. Lawrie. Mr. Lawrie was elected Senior Vice President -- Global Mergers, Acquisitions and Strategic Alliances in June 1996. Prior to joining the Company, Mr. Lawrie served as Vice President and Special Counsel to the Chairman of Magna International Inc. since December 1992. Prior to his tenure with Magna International, Inc., Mr. Lawrie was an International Consultant to Consolidated Hydro Inc., an operator of hydroelectric plants, from July 1992 until December 1992. From 1991 to July 1992, Mr. Lawrie was Senior Vice President, General Counsel and Secretary of Abitibi-Price Inc., an international paper manufacturer. From 1988 to 1991, Mr. Lawrie was the managing partner of the Los Angeles office of Broad Schulz Larson & Wineberg, a law firm.

     Terrence E. O'Rourke. Mr. O'Rourke is Senior Vice President and President -- Ford Division of the Company. He was promoted to this position in July 1996. Previously he served as Vice President and President -- Ford Division since November 1995. Prior to serving in this position, he was Vice President and President -- Chrysler Division from November 1994 to November 1995 and Director -- Strategic Planning from October 1994 to November 1994. Prior to joining Lear, Mr. O'Rourke was employed by Ford Motor Company as Supply Manager -- Climate Control Department from 1992 and Procurement Operations Manager from 1988.

     Frank J. Preston. Dr. Preston was elected Senior Vice President and President -- Interior Systems Group of the Company in July 1996. Previously, Dr. Preston served as Senior Vice President and President -- Masland Division of the Company since the consummation of Lear's acquisition of Masland Corporation ("Masland") in June 1996. Prior to the Masland acquisition, he served as President of Masland since January 1995 and Chief Executive Officer of Masland since January 1996. During 1995, Dr. Preston also served as Chief Operating Officer of Masland. Prior to joining Masland, Dr. Preston held various positions with Textron, Inc., a diversified manufacturing company, most recently President of Textron Automotive Interiors.

     Joseph F. McCarthy. Mr. McCarthy was elected Vice President, Secretary and General Counsel of Lear in April 1994. Prior to joining Lear, Mr. McCarthy served as Vice President -- Legal and Secretary for both Hayes Wheels International, Inc. and Kelsey-Hayes Company. Prior to joining Hayes Wheels International, Inc. and Kelsey-Hayes Company, Mr. McCarthy was a partner in the law firm of Kreckman & McCarthy from 1973 to 1983.

     Donald J. Stebbins. Mr. Stebbins is Vice President, Treasurer and Assistant Secretary of the Company. He joined the Company in June 1992 from Bankers Trust Company, New York, where he was a Vice President for four years. Prior to his tenure at Bankers Trust Company, Mr. Stebbins held positions at Citibank, N.A. and The First National Bank of Chicago.

     Larry W. McCurdy. Mr. McCurdy became a director of the Company in 1988. Mr. McCurdy is the President, Chief Executive Officer and a director of Echlin, Inc. ("Echlin"), a worldwide manufacturer of motor vehicle parts, a position he has held since March 1997. Prior to this time, he was Executive Vice President, Operations of Cooper Industries, Inc., a diversified manufacturing company, from April 1994 to March 1997, President and Chief Executive Officer of Moog Automotive, Inc. since November 1985 and President and Chief Operating Officer of Echlin since August 1983, after serving as Vice President of Finance from February 1983. Prior to joining Echlin, he served in various managerial positions with Tenneco, Inc. He was formerly Chairman of the Board of Directors of the Motor and Equipment Manufacturing Association. Mr. McCurdy also serves as a director of Mohawk Industries, Inc., Breed Technologies, Inc. and as a trustee of Millikin University.

     Roy E. Parrott. Mr. Parrott, who has been a director of the Company since February 1997, has been President and a director of Simpson Industries Inc. since 1989 and Chief Executive Officer of Simpson Industries Inc. since 1994. Simpson Industries Inc. is a manufacturer of precision machined products used mainly in automobiles.

     Robert W. Shower. Mr. Shower became a director of the Company on December 31, 1993, upon consummation of the Holdings Merger. From November 1991 until the Holdings Merger, Mr. Shower was a Director of Holdings. Mr. Shower was appointed Senior Vice President and Chief Financial Officer of Seagull Energy Corporation in March 1992, elected a director in May 1992 and named Executive Vice President in 1994. Mr. Shower retired from his positions with Seagull Energy Corporation, a processor and distributer of natural gas and petrochemicals, in April 1996. Prior thereto, he served as Senior Vice President of Finance and Chief Financial Officer at AmeriServ in 1990 and 1991 and as a Managing Director of Corporate Finance with Lehman Brothers Inc. from 1986 to 1990. From 1964 to 1986, Mr. Shower served in a variety of financial executive positions with The Williams Companies, where he was a member of the Board of Directors and Executive Vice President of Finance and Administration from 1977 to 1986. Mr. Shower also serves as a director of Highlands Insurance Group, Inc. and Edge Petroleum Corporation.

     Alan H. Washkowitz. Mr. Washkowitz became a director of the Company in 1994. Mr. Washkowitz has been a Managing Director of Lehman Brothers Inc. or its predecessors since 1978. Mr. Washkowitz also serves as a director of K & F Industries, Inc., Illinois Central Corporation and McBride plc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on March 18, 1997 (except as set forth below), certain information with respect to the beneficial ownership of Common Stock by (i) each director of the Company who owns Common Stock; (ii) the Chief Executive Officer and the four other most highly compensated executive officers of Lear whose compensation exceeded $100,000 in the Company's last completed fiscal year (collectively, the "named executive officers"); (iii) all executive officers and directors as a group; and
(iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                 NUMBER OF SHARES
                                                                 OF COMMON STOCK      PERCENTAGE OF
                                                                OWNED BENEFICIALLY    COMMON STOCK
                                                                ------------------    -------------
Lehman Funds(1).............................................        10,284,854            15.6%
The TCW Group, Inc.(2)......................................         3,863,590             5.9
Kenneth L. Way(3)(4)........................................           551,249(5)        *
Robert E. Rossiter(3)(4)....................................           316,171(6)        *
James H. Vandenberghe(3)(4).................................           224,551(7)        *
Gerald G. Harris(4).........................................            25,081(8)        *
Terrence E. O'Rourke(4).....................................             1,000           *
Robert W. Shower(3).........................................            15,000(9)        *
Larry W. McCurdy(3).........................................            12,000(9)        *
Total Executive Officers and Directors as a group (19
  individuals)..............................................         1,493,645(10)         2.3

-------------------------
  *  Less than 1%

 (1) These shares of Common Stock are held by four merchant banking partnerships affiliated with Lehman Brothers Holdings Inc. (collectively, the "Lehman Funds"). The number of shares beneficially owned by the Lehman Funds includes 3,694,191 shares of Common Stock owned by Lehman Brothers Merchant Banking Portfolio Partnership L.P. and 2,510,953 shares of Common Stock owned by Lehman Brothers Capital Partners II, L.P. (each located at Three World Financial Center, New York, New York 10285) and 1,015,636 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership L.P. and 3,064,074 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership -- Japan L.P. (each located at Clarendon House, Church Street, Hamilton HMCX, Bermuda). LB I Group Inc. and Lehman Brothers Holdings Inc. are the general partners of Lehman Brothers Merchant Banking Portfolio Partnership L.P. and Lehman Brothers Capital Partners II, L.P., and Lehman Brothers Offshore Partners Ltd. is the general partner of Lehman Brothers Offshore Investment Partnership L.P. and Lehman Brothers Offshore Investment Partnership - Japan L.P. Each such general partner may be deemed to own beneficially the shares directly owned by the entity of which it is the general partner. LB I Group Inc. and Lehman Brothers Offshore Partners Ltd. are indirect wholly-owned subsidiaries of Lehman Brothers Holdings Inc. Each of the partnerships may be deemed to share with Lehman Brothers Holdings Inc. the power to vote and the power to dispose of shares owned by such partnership. The address of Lehman Brothers Holdings Inc. and LB I Group Inc. is Three World Financial Center, New York, New York 10285.

 (2) The Company has been informed by The TCW Group, Inc. in a report on
     Schedule 13G dated February 12, 1997, that the shares beneficially owned by The TCW Group, Inc. are held by the following subsidiaries of The TCW Group, Inc.: Trust Company of the West; TCW Asset Management Company; and TCW Funds Management, Inc. The address of The TCW Group, Inc. is 865 Figueroa Street, Los Angeles, CA 90017. In addition, Robert Day may be deemed to control The TCW Group, Inc. Consequently, Robert Day may be deemed to beneficially own the shares owned by The TCW Group, Inc. The address of Robert Day is 200 Park Avenue, Suite 2200, New York, New York 10166.

 (3) The individual is a director of the Company.

 (4) The individual is a named executive officer of the Company.

 (5) Includes 319,525 shares of Common Stock issuable under currently exercisable options and 46,000 shares of Common Stock issuable under options that become exercisable within sixty days.

 (6) Includes 185,241 shares of Common Stock issuable under currently exercisable options and 27,000 shares of Common Stock issuable under options that become exercisable within sixty days.

 (7) Includes 134,888 shares of Common Stock issuable under currently exercisable options and 18,000 shares of Common Stock issuable under options that become exercisable within sixty days.

 (8) Includes 16,081 shares of Common Stock issuable under currently exercisable options and 9,000 shares of Common Stock issuable under options that become exercisable within sixty days.

 (9) Includes 10,000 shares of Common Stock issuable under options that become exercisable within sixty days.

(10) Includes 893,747 shares of Common Stock issuable under currently exercisable options and 166,381 shares of Common Stock issuable under options that become exercisable within sixty days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of Form 5, the Company believes that all filings required to be made by the reporting persons for the fiscal year ended December 31, 1996 were made on a timely basis.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has established permanent Audit, Compensation, Nominating and Executive Committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only non-management directors have served on the Audit Committee and the Compensation Committee.

     The Audit Committee, which held four meetings during 1996, consists of Messrs. Shower and McCurdy, with Mr. Shower serving as Chairman. The responsibilities of the Audit Committee are: (i) to participate with management of the Company in selecting and recommending to the Board of Directors the independent auditors to be retained to conduct the annual audit of the Company;
(ii) to review with management and auditors annually the proposed scope of the independent audit; (iii) to review the non-audit services performed by the independent auditors to ensure that performance of such services does not impair the independence of the auditors; (iv) to review with management the periodic examinations made by regulatory authorities and any replies required in connection with such examinations; (v) to review with management at least annually the role and scope of the work performed by the Company's internal auditors; (vi) to review the periodic summary reports of audits performed by the internal auditors; and (vii) to advise the Board of Directors on any developments which the Audit Committee believes should be considered by the Board of Directors.

     The Compensation Committee, which held four meetings during 1996, currently consists of Messrs. Parrott and McCurdy, with Mr. McCurdy serving as Chairman. Jeffrey P. Hughes, who previously served on the Compensation Committee, resigned from the Board of Directors on May 17, 1996. In addition, Mr. Spalding, who served as a member of the Compensation Committee in 1996, resigned from that position on February 28, 1997, but remains a director. The Compensation Committee reviews and approves salaries, bonuses and other benefits relating to compensation of the executive officers of the Company and administers the Company's Long-Term Incentive Plan and stock option plans.

     The Nominating Committee, which was formed in and held no meetings in 1996, consists of Messrs. Stern, Rossiter and Botta with Mr. Stern serving as Chairman. The Nominating Committee has responsibility and authority to recommend to the Board of Directors: (i) nominees for election to the Board of Directors;
(ii) candidates for membership on the various committees of the Board of Directors; and (iii) in the event of a vacancy in the office of Chief Executive Officer of the Company, a successor Chief Executive Officer. The Nominating Committee will consider recommendations for director nominees made by stockholders of the Company. Such recommendations shall be made in writing to the Company's Secretary prior to December 31, 1997, and shall state the name, age, address, principal occupation, background and qualifications of the person recommended.

     The Executive Committee currently consists of Messrs. Way, Rossiter, Stern and Spalding, with Mr. Stern serving as Chairman. In addition, Mr. Hughes served on the Executive Committee until May 17, 1996. The Executive Committee, during intervals of the meetings of the Board of Directors, may exercise certain powers of the Board of Directors in the general supervision and control of the business and affairs of the Company. The matters acted on by the Executive Committee are typically of a routine nature. Thus, the Executive Committee meets infrequently. During 1996, all actions of the Executive Committee were taken by unanimous written consent after the Executive Committee's review of proposals circulated to its members.

     The Company's Board of Directors met eight times during 1996. Each director participated in at least 75% of the total number of meetings of the Board of Directors and the committees on which he serves.

COMPENSATION OF DIRECTORS

     During 1996, directors who were not employees of the Company, Lehman Brothers Inc. or The Cypress Group received a fee of $20,000 per annum (the "Annual Retainer"). In addition, such directors received a fee of $1,000 for each meeting of the Board of Directors that they attended and for each committee meeting they attended which was not held on the same day as a meeting of the Board of Directors. Such directors were also reimbursed for their expenses incurred in attending meetings.

     In February 1997, the Company approved an Outside Directors Compensation Plan. Effective July 1, 1997, the Annual Retainer for directors who are not employees of the Company, Lehman Brothers Inc. or their respective affiliates ("Outside Directors") will be $24,000. One-half of the Annual Retainer will be paid in shares of Common Stock and the remaining one-half will be paid, at the election of each Outside Director, in either cash or shares of Common Stock. In addition, Outside Directors will receive a fee of $1,000 for each meeting of the Board of Directors they attend and for each committee meeting they attend which is not held on the same day as a meeting of the Board of Directors. Outside Directors will also reimbursed for their expenses incurred in attending meetings.

     In addition, in February 1997, the Company implemented stock ownership guidelines for Outside Directors, pursuant to which Outside Directors are required, within five years, to have stock ownership levels equal to three times the Annual Retainer. Outside Directors who have not made substantial progress (as determined by the Board of Directors) towards this goal after three years will have all of their Annual Retainer delivered in shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth annual and long-term compensation for the named executive officers in the fiscal year ended December 31, 1996, as well as certain other compensation information for the named executive officers during the fiscal periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                          COMPENSATION(1)
                                                                                                     -------------------------
                                                                     ANNUAL COMPENSATION               AWARDS       PAYOUTS
                                                              ---------------------------------      ----------   ------------
                                                                                                     SECURITIES
                                                                                                     UNDERLYING    ALL OTHER
                          NAME AND                                                      BONUS         OPTIONS/    COMPENSATION
                    PRINCIPAL POSITIONS                        PERIOD     SALARY($)      ($)          SARS(#)         ($)
                    -------------------                        ------     ---------     -----        ----------   ------------
Kenneth L. Way..............................................    1996      $750,000     $768,750(3)     23,000       $32,400(4)
  Chairman of the Board and                                     1995       585,000      900,000(3)                   24,642(4)
  Chief Executive Officer                                       1994       502,000      830,000(3)     46,000        18,128(4)
Robert E. Rossiter..........................................    1996       525,000      472,500(3)     16,000        14,531(5)
  President, Chief Operating                                    1995       420,000      625,000(3)                   14,080(5)
  Officer and Director                                          1994       365,000      585,000(3)     27,000        21,163(5)
James H. Vandenberghe.......................................    1996       400,000      320,000(3)     14,000        12,490(6)
  Executive Vice President,                                     1995       304,000      450,000(3)                   12,851(6)
  Chief Financial Officer and                                   1994       261,000      375,000(3)     18,000        10,865(6)
  Director
Terrence E. O'Rourke........................................    1996       249,996      226,875(3)     11,000         6,449(7)
  Senior Vice President and                                     1995       175,000      150,000(3)                    5,886(7)
  President -- Ford Division                                    1994        43,750(2)    25,000(3)     11,000
Gerald G. Harris............................................    1996       239,579      226,875(3)     11,000         9,438(8)
  Senior Vice President and                                     1995       175,000      150,000(3)                    7,284(8)
  President -- GM Division                                      1994       145,000      120,000(3)      9,000         4,204(8)

-------------------------
(1) As of December 31, 1996, the Company has no restricted stock or restricted stock units outstanding.

(2) Represents Mr. O'Rourke's base salary from October 1994, when Mr. O'Rourke began his employment with the Company, through December 31, 1994.

(3) Pursuant to the Company's Senior Executive Incentive Compensation Plan, the Company awards annual bonuses to its executive officers based on the attainment of financial and nonfinancial objectives. All bonuses were earned pursuant to the Senior Executive Incentive Compensation Plan, except that Messrs. Way, Rossiter and Vandenberghe received additional bonuses for 1995 of $150,000, $100,000 and $50,000, respectively, and for 1994 of $300,000,
    $200,000 and $103,000, respectively. Such additional bonuses were based on criteria similar to that considered under the Senior Executive Incentive Compensation Plan. For a description of the Senior Executive Incentive Compensation Plan and the criteria used for the determination of awards, see "Compensation Committee Report -- Annual Incentives."

(4) Represents: 401(k) plan matching contributions of $1,150 for each of 1996, 1995 and 1994, respectively; life insurance premiums paid by the Company of $24,175, $14,215 and $8,798 in 1996, 1995 and 1994, respectively; and
    payments of $7,075, $9,277 and $8,180 for expenses related to financial planning in 1996, 1995 and 1994, respectively.

(5) Represents: 401(k) plan matching contributions of $1,150 for each of 1996, 1995 and 1994, respectively; life insurance premiums paid by the Company of $6,306, $3,653 and $3,653 in 1996, 1995 and 1994, respectively; and payments of $7,075, $9,277 and $16,360 for expenses related to financial planning in 1996, 1995 and 1994, respectively.

(6) Represents: 401(k) plan matching contributions of $1,150 for each of 1996, 1995 and 1994, respectively; life insurance premiums paid by the Company of $4,265, $2,424 and $1,535 in 1996, 1995 and 1994, respectively; and payment of $7,075, $9,277 and $8,180 for expenses related to financial planning in 1996, 1995 and 1994, respectively.

(7) Represents: 401(k) plan matching contributions of $1,150 for 1996; life insurance premiums paid by the Company of $1,174 and $1,761 in 1996 and 1995, respectively; and payments of $4,125 for expenses related to financial planning in each of 1996 and 1995, respectively.

(8) Represents: 401(k) plan matching contributions of $1,150 for each of 1996, 1995 and 1994, respectively; life insurance premiums paid by the Company of $3,563, $3,299 and $3,054 in 1996, 1995 and 1994, respectively; and payments of $4,725 and $2,835 for expenses related to financial planning in 1996 and 1995, respectively.

OPTION GRANTS AND EXERCISES AND LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

     The following table provides information, with respect to the named executive officers of the Company, concerning the grant of options during the fiscal year ended December 31, 1996, and the potential value of unexercised options on an aggregated basis.

                     OPTIONS GRANTS IN THE LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE
                                  NUMBER OF                                                AT ASSUMED ANNUAL RATES
                                  SECURITIES    % OF TOTAL                                      OF STOCK PRICE
                                  UNDERLYING      OPTIONS                                        APPRECIATION
                                   OPTIONS      GRANTED TO     EXERCISE                        FOR OPTION TERM
                                   GRANTED      EMPLOYEE IN      PRICE      EXPIRATION    --------------------------
             NAME                   (#)(1)      FISCAL YEAR    ($/SHARE)       DATE         5%($)          10%($)
             ----                 ----------    -----------    ---------    ----------      -----          ------
Kenneth L. Way................      23,000          4.1%        $33.00       5/9/2006       $477,331      $1,209,651
Robert E. Rossiter............      16,000          2.9         $33.00       5/9/2006        322,056         841,496
James H. Vandenberghe.........      14,000          2.5         $33.00       5/9/2006        290,549         736,309
Terrence E. O'Rourke..........      11,000          2.0         $33.00       5/9/2006        228,289         578,529
Gerald G. Harris..............      11,000          2.0         $33.00       5/9/2006        228,289         578,529

-------------------------
(1) For a discussion of the terms of the options granted, see "Executive Compensation -- 1996 Stock Option Plan" below.

     The following table provides information, with respect to the named executive officers, concerning the exercise of stock options during the fiscal year ended December 31, 1996, and unexercised stock options held as of December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                     OPTIONS AT              IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED      VALUE           DECEMBER 31, 1996         AT DECEMBER 31, 1996(1)
                               ON EXERCISE       REALIZED     -------------------------    -------------------------
          NAME                     (#)             ($)        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----               ---------------     --------     -------------------------    -------------------------
Kenneth L. Way...........        250,220        $8,116,536         319,525/69,000             $9,818,790/$882,625
Robert E. Rossiter.......        163,206         5,326,600         185,241/43,000              5,653,883/ 520,875
James H. Vandenberghe....         98,455         3,187,598         134,888/32,000              4,110,729/ 351,000
Terrence E. O'Rourke.....              0                 0              0/ 22,000                      0/ 171,875
Gerald G. Harris.........         65,462         2,022,176          16,081/20,000                468,359/ 180,000

-------------------------
(1) Based on a closing price of $34.125 per share on December 31, 1996 as reported by the New York Stock Exchange.

     The following table provides information, with respect to the named executive officers, concerning the grants of performance share awards under the Long-Term Incentive Plan.

    LONG-TERM INCENTIVE PLAN -- PERFORMANCE SHARE AWARDS IN LAST FISCAL YEAR

                                                               ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                           PERFORMANCE OR                PRICE-BASED PLANS(1)
                                         OTHER PERIOD UNTIL    -----------------------------------------
                                           MATURATION OR        THRESHOLD       TARGET         MAXIMUM
                NAME                           PAYOUT              (#)            (#)            (#)
                ----                     ------------------    -----------    -----------    -----------
Kenneth L. Way.......................     1/1/96-12/31/98      1,622/1,622    3,244/3,244    4,866/4,866
Robert E. Rossiter...................     1/1/96-12/31/98      1,135/1,135    2,270/2,270    3,405/3,405
James H. Vandenberghe................     1/1/96-12/31/98         865/ 865    1,730/1,730    2,595/2,595
Terrence E. O'Rourke.................     1/1/96-12/31/98         486/ 486       973/ 973    1,459/1,459
Gerald G. Harris.....................     1/1/96-12/31/98         378/ 378       757/ 757    1,135/1,135

-------------------------
(1) Represents performance share awards under the Company's Long-Term Stock Incentive Plan. See "Executive Compensation -- Long-Term Stock Incentive Plan." The first number represents the number of shares under the performance share awards that a named executive officer may receive based upon the cumulative net income performance criteria and the second number represents the number of shares under the performance share award that a named executive officer may receive based upon the relative return to shareholders performance criteria.

PENSION PLAN AND BENEFITS

Qualified Pension Plan

     The named executive officers (as well as other employees of Lear) participate in the Lear Corporation Pension Plan (the "Pension Plan"). The Pension Plan is a qualified pension plan under the Internal Revenue Code of 1986, as amended (the "Code"), which is integrated with Social Security benefits. Any active employee of Lear who was a participant in the Lear Siegler Diversified Holding Corp. Pension Plan on September 29, 1988, is eligible to participate, and each other eligible employee (certain non-union employees not covered by another pension plan or hourly 401(k) plan and certain union employees) becomes a participant on the July 1st or January 1st following completion of one year of service. The benefits are funded by employer contributions that are determined under accepted actuarial principals and applicable United States federal tax laws.

     The Pension Plan contains four sets of benefit provisions: the Lear provisions, the Fabricated Products Operations ("FPO") provisions, the Progress Pattern provisions and the FAVESA provisions. The Lear provisions are the principal provisions of the Pension Plan (see below). The FPO and Progress Pattern provisions are grandfathering provisions carried forward from the Lear Siegler Diversified Holdings Corp. Pension Plan, and apply to those participants who were covered by such provisions of that plan. The FAVESA provisions are grandfathering provisions carried forward from the Ford General Retirement Plan, and apply to those participants who were covered by such provisions when Lear purchased from Ford Motor Company its North American seat cover and seat systems business. All named executive officers are covered by either the Lear or FPO provisions.

     Under the Lear provisions, pension benefits are based on a participant's "final average earnings," which is the average of the participant's compensation for the highest five consecutive calendar year earnings of the last 15 years of employment. Compensation includes all cash compensation reported for federal income tax purposes excluding sales incentive bonuses. The annual retirement benefit (payable as a life annuity at age 65) is equal to the greater of:

          a. 1.10% times final average earnings times years of credited service (to a maximum of 30 years) plus 0.65% times final average earnings in excess of covered compensation times credited service (to a maximum of 30 years); or

          b. $177.00 times years of credited service.

     Covered compensation as defined in I.R.S. Notice 89-70.

     The Pension Plan was amended effective January 1, 1997 to provide an annual retirement benefit (payable as a life annuity at age 65) equal to the greater of:

          a. the sum of the benefit determined under the old formula (as described above) for years of credited service before 1997 plus 1.00% times final average earnings times years of credited service after 1996 (with a maximum of 30 years) plus 0.65% times final average earnings in excess of covered compensation times years of credited service after 1996 (with a maximum of 30 years); or

          b. $360.00 times years of credited service.

The amendment to the Pension Plan included grandfathering provisions retaining the old formula for five years. These grandfathering provisions apply to any active employee of the Company on January 1, 1997 who was age 50 or above. Such a participant will earn benefits under the new formula (as described above) for years of credited service after 2001.

     Participants who are former FPO employees (as of December 31, 1985), or are former employees of Progress Pattern Corporation (as of November 30, 1984), are eligible to have their pension determined through the application of a floor provision, which guarantees a minimum pension benefit. Pension benefits will be calculated in two ways, using first the Lear formula, and then using the floor provision. If the floor provides a greater benefit, then the participants will receive benefits under the floor provision.

     The floor provision benefit (payable as a life annuity at age 65) will be:

          a. 0.8% times final average earnings times years of credit service, plus

          b. 0.65% times final average earnings in excess of $10,000 times years of credited service (to a maximum of 35 years).

     The benefits under the Pension Plan become vested if (a) a participant was fully vested in the Lear Siegler Diversified Holdings Corp. Pension Plan, (b) a participant has at least five years of combined vesting service under the Lear Siegler Diversified Holdings Corp. Pension Plan, and the Pension Plan or (c) a participant completes five or more years of service.

Supplemental Executive Retirement Plan

     In addition to the Pension Plan, Lear established the Lear Corporation Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") as part of a Pension Equalization Program. Lear's Pension Plan is subject to rules in the Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The purpose of the Supplemental Executive Retirement Plan is to supplement the pensions under the Pension Plan of selected highly paid executives in order to provide them with a relative level of retirement income comparable to that of other employees. The benefits under the Supplemental Executive Retirement Plan are equal to the difference between the executive's actual vested accrued pension benefit under the Pension Plan and the benefit under the Lear provisions of Pension Plan the executive would have accrued if the Code limits on the amount of compensation that can be considered and the total amount of benefits that can be provided under qualified pension plans were disregarded. Highly compensated executives selected by the Compensation Committee are eligible to participate in the Supplemental Executive Retirement Plan. Each of Messrs. Way, Rossiter, Vandenberghe, Harris and O'Rourke participates in the Supplemental Executive Retirement Plan.

     The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of service under the Pension Plan and the Supplemental Executive Retirement Plan.

                               PENSION PLAN TABLE

                                                                                 YEARS OF SERVICE
                                              COVERED       ----------------------------------------------------------
ANNUAL COMPENSATION                        COMPENSATION*       10          15          20          25           30
-------------------                        -------------       --          --          --          --           --
$ 400,000             .................       $31,032       $ 67,983    $101,974    $135,966    $169,957    $  203,949
   500,000            .................        31,032         85,483     128,224     170,966     213,707       256,449
   600,000            .................        31,032        102,983     154,474     205,966     257,457       308,949
   700,000            .................        31,032        120,483     180,724     240,966     301,207       361,449
   800,000            .................        31,032        137,983     206,974     275,966     344,957       413,949
   900,000            .................        31,032        155,483     233,224     310,966     388,707       466,449
 1,000,000            .................        31,032        172,983     259,474     345,966     432,457       518,949
 1,200,000            .................        31,032        207,983     311,974     415,966     519,957       623,949
 1,400,000            .................        31,032        242,983     364,474     485,966     607,457       728,949
 1,600,000            .................        31,032        277,983     416,974     555,966     694,957       833,949
 1,800,000            .................        31,032        312,983     469,474     625,966     782,457       938,949
 2,000,000            .................        31,032        347,983     521,974     695,966     869,957     1,043,949

-------------------------
* Indicates the covered compensation for Mr. Harris who has the lowest covered compensation of all the named executive officers. The covered compensation for the other named executive officers will be a higher amount, resulting in a slightly lower payout amount for comparable compensation levels and years of service. Such differences are not expected to be material.

     The plans grant credit for all years of pension service with Lear Siegler Diversified Holdings Corp. and with Lear, and offset the retirement benefit payable by the Lear Siegler Diversified Holdings Corp. Pension Plan against the benefit payable by the plans. At age 65, it is estimated that under the plans Kenneth L. Way will have 30 years of service, Mr. Rossiter will have 30 years of service, James H. Vandenberghe will have 30 years of service, Mr. Harris will have 30 years of service and Mr. O'Rourke will have 16 years of service.

401(K) SAVINGS PLAN

     During 1996, Lear had a plan pursuant to Section 401(k) of the Code (the "Old 401(k) Plan") for non-union employees who have completed a three month period of service and attained the age of twenty-one. Under the Old 401(k) Plan, each eligible employee may elect to defer, on a pre-tax basis, a portion of his or her salary each year. The portion deferred will be paid by the Company to the trustee under the Old 401(k) Plan. Lear made a matching contribution to the plan each month on behalf of each participant in an amount equal to 50% of such participant's salary deferral contributions which are not in excess of 4% of such participant's compensation; provided, however, that the matching contribution for a participant in any year may not exceed $1,150. Matching contributions become vested under the Old 401(k) Plan at a rate of 20% for each full year of service. For the year ended December 31, 1996, each of Messrs. Way, Rossiter, Vandenberghe, Harris and O'Rourke received the maximum matching contribution under the Old 401(k) Plan of $1,150.

     Effective as of January 1, 1997, Lear amended the Old 401(k) Plan (as so amended, the "401(k) Plan"). Under the 401(k) Plan, the Company matching contribution will be invested in shares of Common Stock. In addition, under the 401(k) Plan, the Company match percentage for each participant varies from 50% to 100%, depending on the number of years of service with the Company.

1988 STOCK OPTION PLAN

     Under stock options agreements, each dated September 29, 1988, as amended (collectively, the "1988 Stock Option Plan"), the Company had outstanding, as of March 18, 1997, options to purchase 669,132 shares of Common Stock, which are held by certain current or former management personnel. All of these outstanding options are fully vested and are exercisable at $1.29 per share. No additional options may be granted under the 1988 Stock Option Plan.

1992 STOCK OPTION PLAN

     The Company has adopted the 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"), which is administered by the Compensation Committee. Under the 1992 Stock Option Plan, as of March 18, 1997, the Company had outstanding options to purchase 1,094,371 shares of Common Stock, all of which are held by certain current or former management personnel. All of these outstanding options are fully vested and are exercisable at $5 per share. No additional options may be granted under the 1992 Stock Option Plan.

1994 STOCK OPTION PLAN

     The Company has adopted the 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan"), which is administered by the Compensation Committee. Under the 1994 Stock Option Plan, as of March 18, 1997, the Company had outstanding options to purchase 505,750 shares of Common Stock. The exercise price of these options ranges from $15.50 per share to $30.25 per share. Options granted under the 1994 Stock Option Plan vest and become exercisable at various times, the earliest of which is April 6, 1997.

1996 STOCK OPTION PLAN

     The Company has adopted the 1996 Stock Option Plan, as amended (the "1996 Stock Option Plan"), pursuant to which eligible directors, officers and employees of the Company and other individuals who are primarily responsible for the management and success of the Company are entitled to receive awards of options. Each option granted pursuant to the 1996 Stock Option Plan is designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option".

     The 1996 Stock Option Plan is administered by the Compensation Committee. Subject to the terms of the 1996 Stock Option Plan, the Compensation Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised.

     Any key employee shall be eligible to receive incentive stock options or non-qualified stock options granted under the 1996 Stock Option Plan. Generally, any employee, any director of the Company, whether or not an employee, and consultants and advisors who, in the judgment of the Compensation Committee, perform valuable and important services for the Company shall be eligible to receive non-qualified stock options.

     The exercise price of each option issued under the 1996 Stock Option Plan is determined by the Compensation Committee, provided that in the case of incentive stock options the exercise price may not be less than 100% of the grant date fair market value of the shares of Common Stock covered by such options. If any incentive stock option is granted to an employee who owns more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, then the exercise price thereof may not be less than 110% of the grant date fair market value of the Common Stock covered by such option.

     Under the 1996 Stock Option Plan, the Company may grant options with respect to a total of 1,000,000 shares of Common Stock. As of March 18, 1997, the Company had outstanding options to purchase 530,500 shares of Common Stock under the 1996 Stock Option Plan. The exercise price of these options was $33.00 per share. Outstanding options that were granted under the 1996 Stock Option Plan vest and become exercisable on May 9, 1999.

LONG-TERM STOCK INCENTIVE PLAN

     The Company has adopted the Long-Term Incentive Plan, subject to stockholder approval. The Long-Term Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights
(SARs), restricted stock, restricted units, performance shares and performance units to officers and other key employees of the Company and its subsidiaries who are selected by the Compensation Committee to participate in the Long-Term Incentive Plan. The Long-Term Incentive Plan also permits the grant of nonqualified stock options to nonemployee directors who are selected to receive such a grant.

     The Long-Term Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Long-Term Incentive Plan, the Compensation Committee will select employees to participate in the Long-Term Incentive Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the Long-Term Incentive Plan, construe and interpret the Long-Term Incentive Plan and any agreement or instrument entered into under the Long-Term Incentive Plan, establish, amend or waive rules and regulations for the plan's administration, and amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Compensation Committee as provided in the Long-Term Incentive Plan. Further, the Compensation Committee will make such other determinations as may be necessary or advisable in the administration of the Long-Term Incentive Plan.

     Under the Long-Term Incentive Plan, up to 2,200,000 shares of Common Stock may be issued or transferred to participants under the Long-Term Incentive Plan. No more than 700,000 shares of Common Stock, however, will be issued or delivered to participants under awards of restricted units and performance shares. The maximum aggregate number of shares of Common Stock and common stock equivalent units that may be granted during any fiscal year of the Company to any one participant under the Long-Term Incentive Plan, regardless of the type of awards, will be 50,000 shares of Common Stock. This limit will apply regardless of whether such compensation is paid in shares of Common Stock or in cash.

     In 1996, each selected participant received performance share awards pursuant to the Long-Term Incentive Plan using a pre-established awards formula based upon (i) cumulative net income over the three year period beginning January 1, 1996 and ending December 31, 1998 (the "Performance Period") and (ii) return to Company's shareholders over the Performance Period as compared to its peer group of representative independent automotive suppliers. For a participant to receive Common Stock under the Plan for performance share awards based on the cumulative net income performance criteria, cumulative net income over the Performance Period must exceed the minimum level established by the Compensation Committee. Participants will receive additional shares of Common Stock to the extent cumulative net income exceeds the minimum level, up to the maximum target performance level. For a participant to receive Common Stock under the Plan for performance share awards based on the relative return to shareholders performance criteria, the relative return to shareholders must exceed the minimum level established by the Compensation Committee. Participants will receive additional shares of Common Stock to the extent that relative return to shareholders exceeds the minimum level, up to the maximum target performance level.

     In 1996, each selected executive officer was permitted to elect to defer a portion of base salary during 1997 and annual incentive bonuses based on the executive officer's performance in 1996 and awarded during the first quarter of 1997 under the Senior Executive Incentive Plan. This feature of the Long-Term Incentive Plan is known as the Management Stock Purchase Program. In consideration for the deferral of their salary and/or incentive bonus, an officer who elects such deferral ("Deferral Participant") receives an amount of restricted stock units under the Long Term Incentive Plan equal to the amount deferred increased by 25% of such amount and divided by the fair market value of the shares of Common Stock on the date the annual incentive bonuses are paid. Generally, after March 31, 2000 a Deferral Participant is entitled to receive a number of shares of Common Stock equal to the number of restricted stock units held by such Deferral Participant and a cash payment equal to the amount of dividends, if any, that would have been paid to such Deferral Participant if such Deferral Participant had held shares of Common Stock rather than restricted stock units.

     As of March 18, 1997, performance share awards to receive up to 49,017 shares of Common Stock and restricted stock units to receive up to 32,504 shares of Common Stock have been awarded under the Long-Term Incentive Plan, subject to shareholder approval. No stock options, SARs or shares of restricted stock have been awarded under the Long-Term Incentive Plan.

EMPLOYMENT AND OTHER AGREEMENTS

     Lear has entered into employment agreements with each of the named executive officers listed in the Summary Compensation Table. Each of Messrs. Way, Rossiter and Vandenberghe has entered into a four-year employment agreement dated March 20, 1995. Each employment agreement is renewable for one additional year on the second anniversary of the agreement and each anniversary thereafter. Messrs. Harris and O'Rourke have entered into a two-year employment agreement dated as of March 20, 1995, which is renewable for one additional year on the first anniversary of the agreement and each anniversary thereafter. The employment agreements of Messrs. Way, Rossiter, Vandenberghe, Harris and O'Rourke provide for an annual base salary which is currently $750,000, $525,000, $400,000, $275,000 and $275,000, respectively, and may be increased at the discretion of the Compensation Committee. In addition, under the terms of their respective employment agreements, each of Messrs. Way, Rossiter, Vandenberghe, Harris and O'Rourke are eligible for an annual incentive compensation bonus at the discretion of the Compensation Committee.

     Each employment agreement provides that: (i) upon the death of the employee, Lear will pay to his estate or designated beneficiary his full base salary for an additional 12 months; (ii) upon termination for disability, the employee will receive all compensation payable under Lear's disability and medical plans and programs plus an additional payment from Lear so that the aggregate amount of salary continuation from all sources equals his base salary through the remaining term of the agreement; and (iii) upon termination by the employee for good reason or by the Company without cause, the employee will receive his full base salary to the end of the term of the agreement. If the employment agreement is terminated for cause (as defined in such employment agreement), the employee is only entitled to receive unpaid salary and benefits, if any, accrued through the effective date of the employee's termination.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee was, during the fiscal year ended December 31, 1996, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of
(i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee; (ii) the Board of Directors of another entity, one of whose executive officers served on the Compensation Committee; or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors.

     During the fiscal year ended December 31, 1996, David P. Spalding and Jeffrey P. Hughes served as members of the Compensation Committee. Messrs. Spalding and Hughes are principals of The Cypress Group, which is a party to a consulting agreement with Lehman Brothers Inc., an affiliate of the Lehman Funds, pursuant to which it consults with Lehman Brothers Inc. with respect to the management of the Lehman Funds' equity investment in Lear. As of March 18, 1996, the Lehman Funds beneficially own approximately 15.6% of the Common Stock of the Company (assuming no outstanding options are exercised). Lehman Brothers Inc. acted as an underwriter in connection with the Company's public offering of its Common Stock which was consummated on July 9, 1996. The Cypress Group received a fee for financial advisory services in connection with the acquisition of Masland. In addition, Lehman Commercial Paper Inc. ("Lehman Commercial Paper"), an affiliate of the Lehman Funds, is a lender under the Company's revolving credit facility.

                         COMPENSATION COMMITTEE REPORT

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Compensation Committee. In 1996, Messrs. McCurdy, Spalding and Hughes initially served on the Compensation Committee. Mr. Hughes resigned from the Compensation Committee on May 17, 1996. Mr. Spalding resigned from the Compensation Committee on February 28, 1997 and was replaced by Mr. Parrott. The Compensation Committee is currently composed of two non-employee directors: Messrs. McCurdy and Parrott.

     During the fiscal year ended December 31, 1996, the Compensation Committee authorized the remuneration plans for senior management. In addition, the Compensation Committee exercised administrative power with respect to the Company's compensation plans. The Board of Directors has not rejected or modified any action taken by the Compensation Committee.

EXECUTIVE COMPENSATION POLICY

     The Compensation Committee determines the salaries and other entitlements of the executive officers of the Company and designs all of the Company's compensation programs and policies. The objectives of the Company's compensation policies are to optimize the profitability and growth of the Company, to link the interests of the Company's management with those of the Company's shareholders, to provide the Company's management with incentive for excellence in individual performance, to promote teamwork among the Company's managers and to give the Company an advantage in attracting and retaining officers, key employees and directors. The Compensation Committee targets total renumeration (i.e., base salary, annual incentives and long-term incentives) of its senior executives at the 75th percentile of the Company's peer group in return for comparable performance. A discussion of each component of executive compensation follows.

BASE SALARY

     Base salaries for the Company's executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone as the appropriate measure of executive officer remuneration.

     The base salaries of Messrs. Way, Rossiter and Vandenberghe were established pursuant to employment agreements entered into in 1995. Under those employment agreements, Mr. Way's current base salary is $750,000, Mr. Rossiter's is $525,000, Mr. Vandenberghe's is $400,000, Mr. Harris' is $275,000 and Mr. O'Rourke's is $275,000.

ANNUAL INCENTIVES

     The Company's executive officers participate in the Company's Senior Executive Incentive Compensation Plan (the "Senior Executive Incentive Plan"). Pursuant to this plan, the Company makes annual incentive awards designed to reward past financial performance and the achievement of goals considered important to the Company's future. Awards are made in February or March of each year based on the performance achieved in the previous year.

     The Senior Executive Incentive Plan provides for the assignment of target annual awards expressed as a percentage of a participant's annual salary, and the actual award, unless modified by the Compensation Committee, varies from the target award opportunity based on attainment of financial objectives. The Annual Incentive for each of Messrs. Way, Rossiter and Vandenberghe is based upon the Company's earnings per share. Of the target award, 50% is based upon the achievement of a target earnings per share. The other 50% of the target award is based upon the achievement of a target growth in earnings per share over the prior year. With respect to Messrs. O'Rourke and Harris, 50% of the Annual Incentive is based on achievement of a targeted level of operating income for that person's division based on an approved operating budget. Of the remaining 50% of the Annual Incentive, 25% is based upon the achievement of a target earnings per share and 25% is based upon the achievement of a target growth in earnings per share. Participants in Senior Executive Incentive Plan were selected from executives who were in positions to materially influence the Company's annual results in the targeted areas mentioned.

LONG-TERM INCENTIVES

     The long-term incentive component of the Company's executive compensation program is designed to provide selected senior officers with substantial at-risk components and to align the interests of such senior officers with those of its stockholders. To achieve these goals, the Compensation Committee has implemented stock ownership guidelines for its senior officers, granted stock options and performance share awards to selected senior officers and permitted its officers to defer a portion of their base salary and annual incentive bonus in restricted stock units in lieu of cash.

Management Stock Ownership Requirements

     The Compensation Committee also believes that it is important that the Company's executive and corporate officers have an important stake in the future of the Company. Accordingly, the Compensation Committee has implemented stock ownership requirements for 18 senior officers as of January 1, 1997. Stock ownership levels to be achieved within five years range from one to five times base salary. Shares of common stock owned and restricted stock units are counted in satisfying these requirements. Unexercised stock options are not counted in satisfying these requirements. Management personnel who have not made substantial progress towards these goals after three years will have up to 50% of their annual incentives delivered in restricted stock units pursuant to the Management Stock Purchase Program described below.

Stock Options

     Stock options granted under the Corporation's stock option plans, which historically vest in three years from the date of grant, provide incentive for officers by giving them a strong economic interest in remaining with the Company and maximizing price appreciation of the Company's Common Stock. In May 1996, each executive officer (other than Messrs. Lawrie and Preston who were not employed by the Company at that time) received stock options pursuant to the 1996 Stock Option Plan. These options generally vest and become exercisable in May 1999 and have an exercise price of $33.00 per share.

Performance Share Awards

     Performance share awards ensure that selected senior officers have a significant component of their compensation contingent upon the achievement of specified financial performance goals over a three year period. The performance measures used to determine the level of payout under the performance share awards may be chosen from one or more of the following: total shareholder return (absolute or peer-group comparative); stock price (absolute or peer-group comparative); cumulative net income (absolute or competitive growth rate comparative); return on equity; return on capital; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of capital; economic value added (income in excess of capital costs); and market share. In 1996, the Compensation Committee granted performance share awards under the Long-Term Incentive Plan with target performance shares equal to 25% of the senior officer's base salary on January 1, 1997. The 1996 performance criteria for such performance share awards are the Company's cumulative net income over a three year period and the relative return to shareholders compared to the Company's peer group of representative independent automotive suppliers at the end of a three year period. For a senior officer to receive shares of Common Stock under the performance shares, cumulative net income and/or relative return to shareholders must equal or exceed the threshold goals. Additional shares of Common Stock under the performance share awards may be earned if the Company has achieved the target or maximum goals for cumulative net income and relative return to shareholders as of the end of the performance period.

Management Stock Purchase Program

     In furtherance of its goal of aligning the interests of officers with those of its shareholders, the Compensation Committee has permitted 16 senior officers to participant in the Management Stock Purchase Program. The program is part of the Long-Term Incentive Plan. Under this program, a selected officer can elect to defer, a portion of base salary during 1997 and annual incentive bonuses based upon the officer's 1996 performance and awarded during the first quarter of 1997 under the Senior Executive Incentive Plan. In consideration for the deferral of their salary and/or incentive bonus, Deferral Participants will receive an amount of restricted stock units under the Long-Term Incentive Plan equal to the amount deferred increased by 25% of such amount divided by the fair market value of the shares of Common Stock on the date the annual incentive bonuses are paid. Generally, a Deferral Participant must hold restricted stock units and remain employed by the Company until after March 31, 2000, at which time such Deferral Participant shall be entitled to receive a number of shares of Common Stock equal to the number of restricted stock units held and a cash payment equal to the amount of dividends, if any, that would have been earned by such Deferral Participant if such Deferral Participant held shares of Common Stock rather than restricted stock units.

401(K) PLAN

     Effective January 1, 1997, the Company's 401(k) Plan was amended to provide that the Company matching contribution for each participant will be invested in shares of Common Stock. Each participant who is at least age 57, however, may elect to diversify the employer matching contributions. In addition, the

Company match percentage for each participant will be determined under the following chart and will apply to the participant's contributions up to five percent of base salary:

                                               MATCHING CONTRIBUTION
              YEARS OF SERVICE                      PERCENTAGE
              ----------------                 ---------------------
less than 5..................................            50%
more than 5 but less than 8..................            75%
8 or more....................................           100%

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

     Effective January 1, 1997, the Compensation Committee adopted the Lear Corporation Executive Supplemental Savings Plan (the "Supplemental Savings Plan"). The purpose of the Supplemental Savings Plan is to provide participants and their beneficiaries with retirement benefits that could not be earned under the 401(k) Plan due to limits on the amount of pre-tax contributions a participant can make to the 401(k) Plan and/or the amount of compensation that can be recognized under the 401(k) Plan. In addition, the Supplemental Savings Plan also provides retirement benefits that would have been earned under the 401(k) Plan and/or the Pension Plan if the participant had not elected to defer compensation under the Management Stock Purchase Program (as described above). Selected senior officers are eligible to participate in the Supplemental Savings Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the fiscal year ended December 31, 1996, the compensation of Kenneth
L. Way, Chairman of the Board and Chief Executive Officer of the Company, was established pursuant to an employment agreement entered into in March of 1995 and adjusted in October of 1995. Under the terms of the agreement, Mr. Way received salary compensation of $750,000 in the fiscal year ending December 31, 1996 and was eligible to participate in the Company's Senior Executive Incentive Plan, the Long-Term Incentive Plan, the Company's stock option plans and the Executive Supplemental Savings Plan. The Compensation Committee awarded Mr. Way an annual bonus of $768,750 for services performed in 1996, which was based upon the attainment of targeted earnings per share and targeted growth in earnings per share pursuant to the Company's Senior Executive Incentive Plan. In addition, in order to provide substantial at-risk components and to align the interests of Mr. Way with those of the Company's stockholders, the Compensation Committee granted Mr. Way (i) options to purchase 23,000 shares of Common Stock under the 1996 Stock Option Plan and (ii) performance share awards, the amount of which, if any, is determined by the Company's cumulative net income and relative return to shareholders over a three year period.

TAX TREATMENT OF EXECUTIVE COMPENSATION

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Some types of compensation payments and their deductibility depend on the time of vesting or exercise of previously granted rights (for example, the amount of compensation attributable to the exercise of nonqualified stock options generally will depend upon the spread between the fair market value of the shares purchased on the date of exercise and the exercise price).

     In addition, Section 162(m) of the Code limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" compensation. The Company has designed the 1996 Stock Option Plan and the Long-Term Incentive Plan to preserve the deductibility of compensation to executive officers under Section 162(m) of the Code. However, under certain circumstances, compensation paid to an executive officer of the Company could exceed the qualifying compensation limit for deductibility under Section 162(m) of the Code. The Compensation Committee will consider ways to preserve the deductibility of compensation payments and benefits in light of the limitation on deductibility under Section 162(m) of the Code, while retaining the discretion necessary to ensure that executive officers are compensated in a manner consistent with the best interests of the Company and its stockholders.

     This report is submitted by Larry W. McCurdy and Roy E. Parrott, being all of the members of the Compensation Committee.

                                          Larry W. McCurdy, Chairman
                                          Roy E. Parrott

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return from April 6, 1994, the date of the Company's initial public offering, through December 31, 1996 of the Company, the S&P 500, a peer group of companies (the "New Peer Group")(1) selected by the Company for purposes of the comparison and more fully described below and the peer group shown in last year's proxy statement (the "Old Peer Group").(2) Dividend reinvestment has been assumed, and, with respect to the companies in the New Peer Group and Old Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on April 6, 1994 in each of the Common Stock, the stocks comprising the S&P 500 Index, the stocks comprising the New Peer Group and the stocks comprising the Old Peer Group.

     MEASUREMENT PERIOD            LEAR          S&P 500        PEER GROUP      PEER GROUP
   (FISCAL YEAR COVERED)       CORPORATION                        (OLD)           (NEW)
3/31/94                               100.00          100.00          100.00          100.00
6/30/94                               118.58           99.75           89.18           91.20
9/30/94                               118.58          106.54           85.76           90.28
12/31/94                              127.48          107.08           83.26           91.02
3/31/95                               116.18          117.31           84.43           97.05
6/30/95                               147.62          128.50           93.87          108.74
9/30/95                               189.57          136.52           92.06          110.14
12/31/95                              187.15          144.13           92.49          107.61
3/31/96                               210.55          152.94          102.71          118.64
6/30/96                               227.49          160.66          102.21          119.46
9/30/96                               212.97          164.88          106.83          123.08
12/31/96                              220.23          177.31          118.50          134.95

-------------------------
(1) The Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The New Peer Group selected by the Company is made up of representative independent automobile suppliers of comparable size and products whose common stock is traded on domestic stock exchanges. The Company changed its Peer Group comparison from last year's proxy statement due to the Company's increased size, breadth of products and markets served. The New Peer Group includes Arvin Industries, Inc., Borg-Warner Automotive, Inc., Breed Technologies, Inc., Collins & Aikman, Dana Corp., Detroit Diesel, Donnelly Corp., Eaton Corp., Excel Industries, Inc., Genetex, ITT Industries, Johnson Controls, Inc., Magna International, Inc., Mascotech, Inc., Simpson Industries, Inc., A.O. Smith, Standard Products Co., Superior Industries International, Tower Automotive and Walbro.

(2) The Old Peer Group includes Arvin Industries, Inc., Automotive Industries Holding, Inc., Borg-Warner Automotive, Inc., Breed Technologies, Inc., Dana Corp., Donnelly Corp., Eaton Corp., Excel Industries, Inc., Hayes Wheels International, Inc., Johnson Controls, Inc., Magna International, Inc., Masland Corporation, Mascotech, Inc., Simpson Industries, Inc., Standard Products Co., and Superior Industries International. The common stock of Masland Corporation ("Masland Common Stock") ceased to be publicly traded when Lear acquired all of the issued and outstanding Masland Common Stock in July 1996. The Class A common stock of Automotive Industries Holding, Inc. ("AIHI Common Stock") ceased to be publicly traded when Lear acquired all of the issued and outstanding AIHI Common Stock in August 1995.

                              CERTAIN TRANSACTIONS

ACQUISITION OF MASLAND CORPORATION

     On July 1, 1996, the Company consummated the acquisition (the "Masland Acquisition") of Masland Corporation for an aggregate purchase price of approximately $475.7 million (including the assumption of $80.7 million of Masland's existing indebtedness and the payment of fees and expenses in connection with the acquisition). The Cypress Group received a fee of $1.625 million for financial advisory services provided in connection with the Masland Acquisition. In addition, the Company reimbursed The Cypress Group for its reasonable out-of-pocket expenses incurred in providing such services. David P. Spalding and James A. Stern are directors of the Company and controlling members of The Cypress Group.

COMMON STOCK OFFERING

     The Company consummated an underwritten public offering of its Common Stock on July 9, 1996, pursuant to which 7,500,000 shares of Common Stock were issued and sold by the Company and 7,500,000 shares of Common Stock were sold by the Lehman Funds. Lehman Brothers Inc. served as managing underwriter for the offering and received underwriting fees of approximately $1.1 million in such capacity.

CREDIT AGREEMENT

     On December 20, 1996, the Company amended and restated its existing revolving credit facilities (the "Restated Credit Agreement") with a syndicate of lenders for which The Chase Manhattan Bank served as administrative agent. Lehman Commercial Paper is a lender under the Restated Credit Agreement for which it received and will continue to receive its proportionate share of payments made by the Company under the Restated Credit Agreement.

MANAGEMENT EQUITY PARTICIPATION

     Certain current and former officers of the Company entered into a Management Subscription Agreement with the Company dated as of September 29, 1988 (collectively, the "Management Equity Agreement") pursuant to which certain current and former officers purchased Common Stock at $3.03 per share for consideration consisting of cash and/or recourse or non-recourse promissory notes (the "Management Notes"). Mr. Way prepaid the $567,475.98 outstanding principal balance of his Management Note on November 30, 1996. As of December 31, 1996, the outstanding balance of Mr. Rossiter's Management Note was approximately $569,548 and the outstanding balance of Mr. Vandenberghe's Management Note was approximately $189,868. In March 1997, the Company extended the maturity date of the remaining Management Notes to September 29, 1998. Each of the Management Notes, including accrued interest, bears interest at a rate of 4.46% per annum.

                        APPROVAL OF THE LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 2)

     The following is a description of the Lear Corporation Long-Term Stock Incentive Plan, adopted by the Compensation Committee on November 12, 1996. If approved by the stockholders, the Long-Term Incentive Plan will allow the Compensation Committee or another committee appointed by the Board of Directors to make various types of awards to directors, officers and other key employees of the Company and its subsidiaries. The Long-Term Incentive Plan is designed to provide competitive incentives intended to attract, retain, motivate and reward these individuals.

     As of the date of this proxy statement, awards have been made to 18 recipients under the Long-Term Incentive Plan. Such awards are contingent upon approval of the Long-Term Incentive Plan by a majority of the Company's stockholders present in person or represented by proxy at the Meeting and entitled to vote. The number of persons eligible to participate in the Long-Term Incentive Plan and the number of award recipients may vary from year to year.

     The Long-Term Incentive Plan is reproduced in its entirety in Appendix A of this Proxy Statement. The following description is qualified in all respects by reference to the full plan document. Terms capitalized herein but not defined shall have the meaning assigned to them in the Long-Term Incentive Plan.

     Approval of this proposal requires the affirmative vote of a majority of the Company's shares of Common Stock ("Shares"), present in person or represented by proxy, and entitled to vote at the annual meeting.

ELIGIBILITY, DURATION AND OBJECTIVES

     The Long-Term Incentive Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Performance Shares and Performance Units (as each term is defined in the Long-Term Incentive Plan) to officers and other key employees of the Company and its subsidiaries who are selected to participate in the Long-Term Incentive Plan ("Participants"). The Long-Term Incentive Plan also permits the grant of Nonqualified Stock Options to nonemployee directors who are selected to receive such a grant. Although the Long-Term Incentive Plan permits the Compensation Committee to grant a wide variety of awards, the Long-Term Incentive Plan does not obligate the Compensation Committee to do so and the Compensation Committee currently does not anticipate granting every type of award available. The variety of awards authorized under the Long-Term Incentive Plan is intended to give the Compensation Committee flexibility to adapt the Company's compensation structure to changes in the business and regulatory environment.

     Awards may be made under the Long-Term Incentive Plan until the earlier of the date when all of the Shares reserved for issuance thereunder have been exhausted, the tenth anniversary of the effective date of the Long-Term Incentive Plan or the date as of which the Long-Term Incentive Plan is terminated by the Board. The Board may amend the Long-Term Incentive Plan at any time without stockholder approval except with respect to certain enumerated matters.

     The objectives of the Long-Term Incentive Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Long-Term Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in that success.

     The Long-Term Incentive Plan is designed to allow the Compensation Committee to grant certain types of awards that are exempt from the limitations of Code Section 162(m). Under Code Section 162(m), the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to its chief executive officer and its four other most highly compensated executive officers, subject to certain exceptions. Compensation that qualifies as "performance-based" under Code Section 162(m) is exempt from this limitation. The applicable conditions of this exemption include, among others, a requirement that the stockholders of the Company approve the material terms of the Long-Term Incentive Plan. Options and SARs granted under the Long-Term Incentive Plan are designed to satisfy the requirements for the performance-based exemption. Performance Shares and Performance Units, as well as Restricted Stock and Restricted Units, that are based on the performance measures described below may be granted by the Compensation Committee in a manner that meets the requirements for the performance-based exemption, as the Compensation Committee deems advisable. The Compensation Committee may, however, grant awards or take other actions under the Long-Term Incentive Plan that would not qualify for the performance-based exemption under Code Section 162(m).

ADMINISTRATION

     The Long-Term Incentive Plan will be administered by the Compensation Committee, which (unless otherwise determined by the Board of Directors) is intended to satisfy the "outside director" provisions of Code Section 162(m) and
Section 16(b) of the Securities and Exchange Act of 1934, as amended. The members of the Compensation Committee will be appointed from time to time by, and will serve at the discretion of, the Board of Directors.

     Except as limited by law and subject to the provisions of the Long-Term Incentive Plan, the Compensation Committee will select employees to participate in the Long-Term Incentive Plan; determine the sizes and types of awards; determine the terms and conditions of awards in a manner consistent with the Long-Term Incentive Plan; construe and interpret the Long-Term Incentive Plan and any agreement or instrument entered into under the Long-Term Incentive Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Compensation Committee as provided in the Long-Term Incentive Plan. Further, the Compensation Committee will make such other determinations as may be necessary or advisable in the administration of the Long-Term Incentive Plan.

     Except as described below, Participants under the Long-Term Incentive Plan have no rights as a stockholder unless and until certificates for Shares are issued to them. No employee or other person shall have any right to be granted an award under the Long-Term Incentive Plan. The Long-Term Incentive Plan shall not be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries and shall not interfere with or restrict in any way the rights of the Company or any of its subsidiaries to discharge an employee at any time for any reason whatsoever, with or without cause.

SHARES SUBJECT TO THE LONG-TERM INCENTIVE PLAN AND MAXIMUM AWARDS

     Subject to adjustment as described below, up to 2,200,000 Shares may be issued or transferred to Participants under the Long-Term Incentive Plan. No more than 700,000 Shares, however, will be issued or delivered to Participants under awards of Restricted Units and Performance Shares. The maximum aggregate number of Shares and Share equivalent units that may be granted during any fiscal year of the Company to any one Participant under the Long-Term Incentive Plan, regardless of the type of awards, will be 50,000 Shares. This limit will apply regardless of whether such compensation is paid in Shares or in cash.

     Shares issued or transferred to Participants under the Long-Term Incentive Plan may be either previously issued Shares purchased by the Company or Shares newly issued by the Company.

     If any award is canceled, terminates, expires or lapses for any reason, any Shares subject to such award will again be available for grant under the Long-Term Incentive Plan, except that such Shares will still be counted for purposes of the annual individual award limit described above. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, or other distribution of stock or property of the Company including a spin-off, or any reorganization, or any partial or complete liquidation of the Company, an adjustment may be made in the number and class of Shares that may be delivered under the Long-Term Incentive Plan, in the number and class of and/or price of Shares subject to outstanding awards, and in the annual individual award limit set forth above, as may be determined to be appropriate and equitable by the Compensation Committee to prevent dilution or enlargement of rights.

STOCK OPTIONS

     The Compensation Committee may grant Incentive Stock Options and/or Nonqualified Stock Options under the Long-Term Incentive Plan; provided, however, that nonemployee directors may only receive grants of Nonqualified Stock Options. The exercise price of any option will be at least equal to 100% of the fair market value of a Share on the date the option is granted. Each option will expire no later than the tenth anniversary of the date of grant. The Compensation Committee may provide for dividend equivalents in conjunction with options granted. Any dividend equivalents granted may be paid in cash or in Shares at the discretion of the Compensation Committee.

STOCK APPRECIATION RIGHTS ("SARs")

     The Compensation Committee may grant Freestanding SARs, Tandem SARs, and/or any combination of these forms of SARs under the Long-Term Incentive Plan. The grant price of a Freestanding SAR will equal the fair market value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR will equal the exercise price of the related option. A Tandem SAR may be exercised for all or part of the Shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A Tandem SAR may be exercised only with respect to the Shares for which its related option is then exercisable. The term of an SAR granted under the Long-Term Incentive Plan will not exceed ten years.

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND RESTRICTED UNITS

     The Compensation Committee may grant Restricted Stock and/or Restricted Units under the Long-Term Incentive Plan. Except as provided in the Long-Term Incentive Plan, Shares of Restricted Stock or Restricted Units may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Restriction Period or upon earlier satisfaction of other conditions governing the award. Restricted Units may be settled in cash or Shares as determined by the Compensation Committee. Restricted Units settled in Shares are referred to as "Restricted Stock Units."

     Selected Participants may elect to defer a portion of their annual bonus under the Company's Senior Executive Incentive Compensation Plan and/or their base salary in the form of Restricted Stock Units. Each Participant who elects to make a deferral will be credited under the Long-Term Incentive Plan with a number of Restricted Stock Units equal to (i) the amount deferred increased by such percentage as may be determined by the Compensation Committee, divided by
(ii) the fair market value of a Share on a date designated by the Compensation Committee.

     During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares and Participants holding Restricted Stock or Restricted Units may receive regular cash dividends or dividend equivalents, as the case may be, paid with respect to the underlying Shares or Share equivalent units while they are so held.

PERFORMANCE UNITS AND PERFORMANCE SHARES

     The Compensation Committee may grant Performance Units and/or Performance Shares under the Long-Term Incentive Plan. Each Performance Unit will have an initial value that is established by the Compensation Committee at the time of grant. Each Performance Share will have an initial value equal to the fair market value of a Share on the date of grant. The Compensation Committee will set performance periods and performance objectives that, depending on the extent to which they are met, will determine the number and/or value of Performance Units or Performance Shares that will be paid out to the Participant. The Compensation Committee may pay earned Performance Units or Performance Shares in cash, Shares or a combination thereof. Shares may be paid subject to any restrictions deemed appropriate by the Compensation Committee.

     Unless otherwise set forth in the award agreement, in the event the employment of a Participant is terminated by reason of death, disability, or retirement during a Performance Period, the Participant will receive a prorated payout of Performance Units or Performance Shares. In the event that a Participant's employment terminates during the applicable Performance Period for any reason other than death, disability or retirement, all Performance Units or Performance Shares will be forfeited, unless otherwise specified in the award agreement.

     The performance measure(s) used to determine the level of payout or vesting with respect to awards designed to qualify for the performance-based exception under Code Section 162(m) will be chosen from among the following: total shareholder return (absolute or peer-group comparative); stock price (absolute or peer-group comparative); cumulative net income (absolute or competitive growth rate comparative); return on equity; return on capital; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of capital; economic value added (income in excess of capital costs); and market share.

     The Compensation Committee may adjust determinations of the degree of attainment of the pre-established performance objectives; provided, however, that awards which are designed to qualify for the performance-based exception under Code Section 162(m) may not be adjusted to increase the compensation payable to a Participant.

AMENDMENT, MODIFICATION AND TERMINATION

     The Compensation Committee may amend, modify or terminate the Long-Term Incentive Plan. No termination, amendment, or modification of the Long-Term Incentive Plan may adversely affect in any material way any award previously granted under the Long-Term Incentive Plan, without the written consent of the Participant holding such award. In addition, the Compensation Committee may grant new awards under the Long-Term Incentive Plan in exchange for the surrender of outstanding awards.

     The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or of changes in applicable laws, regulations or accounting principles, if the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Long-Term Incentive Plan.

ASSIGNMENT OF INTERESTS

     At the discretion of the Compensation Committee, options granted pursuant to the Long-Term Incentive Plan may be transferred or assigned to a Participant's (a) spouse, children or grandchildren (the "Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members or (c) a partnership in which such Immediate Family Members are the only partners, provided that there may be no consideration for such transfer. Other awards granted under the Long-Term Incentive Plan may not be transferred or assigned other than by will or the law of descent and distribution.

CHANGE IN CONTROL

     Upon the occurrence of a Change in Control (as defined below), unless otherwise specifically prohibited under the applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          a. Outstanding options and SARs granted under the Long-Term Incentive Plan will become immediately exercisable and remain exercisable throughout their term.

          b. In most cases, any Restriction Period and any other restrictions imposed on Restricted Stock or Restricted Units will lapse.

          c. Generally, the vesting of all Performance Units and Performance Shares will be accelerated as of the effective date of the change in control, and there will be paid out in cash to Participants a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels and upon the length of time within the Performance Period which has elapsed prior to the effective date of the Change in Control.

     A Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following paragraphs shall have been satisfied:

          a. Any person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, (as defined in the Long-Term Incentive Plan), directly or indirectly, of securities of the Company, representing more than 20% of the combined voting power of the Company's then outstanding securities; or

          b. During any period of 26 consecutive months (not including any period prior to January 1, 1996), individuals who at the beginning of such period constitute the Company's Board of Directors (and any new directors, whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (expected for death, disability or voluntary retirement) to constitute a majority thereof; or

          c. The stockholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or
     (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     Notwithstanding any other provision of the Long-Term Incentive Plan or of any award agreement, the Change in Control provisions of the Long-Term Incentive Plan may not be terminated, amended, or modified on or after the effective date of a Change in Control to affect adversely any award previously granted under the Long-Term Incentive Plan without the prior written consent of the Participant with respect to the Participant's outstanding awards.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of federal income tax consequences to Participants and the Company relating to options and other awards that may be granted under the Plan. The Plan is not qualified under Code Section 401(a). This discussion does not purport to cover all tax consequences relating to options and other awards.

Nonqualified Stock Options

     A Participant will not recognize income at the time of grant of a Nonqualified Stock Option and the Company will not be entitled to a deduction at that time. When the option is exercised, the Participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the Shares received. The Participant's tax basis in such Shares will equal the exercise price paid plus the amount recognized by the Participant as ordinary income. The Company will generally be entitled to a federal income tax deduction, in the Company's tax year in which the option is exercised, equal to the ordinary income recognized by the Participant as described above. If the Participant holds the Shares acquired pursuant to the exercise of a Nonqualified Stock Option for more than one year after the exercise of such option, the capital gain or loss realized upon the sale of such Shares will be a long-term capital gain or loss. The Participant's holding period for Shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive Stock Options

     A Participant will not recognize income at the time of grant of an Incentive Stock Option and the Company will not be entitled to a deduction at that time. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the Participant will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the Shares on the date of exercise over the option price is includible in computing the Participant's alternative minimum taxable income.

     Generally, if the Participant disposes of Shares acquired by exercise of an Incentive Stock Option within either two years of the date of grant or one year of the date of exercise, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the Participant. If the Shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the Participant will be treated as a long-term capital gain or loss.

Other Awards

     The current federal income tax consequences of other awards authorized under the Long-Term Incentive Plan are generally in accordance with the following: SARs are taxed and deductible by the Company in substantially the same manner as Nonqualified Stock Options; Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant); Restricted Stock Units, Restricted Units, Performance Shares, Performance Units and dividend equivalents generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have (at the time the Participant recognizes income) a corresponding deduction.

                                 RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                LEAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 3)

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent auditors for the current year ending December 31, 1997. A proposal will be presented at the Meeting to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 RECOMMENDATION

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
           APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                                FOR THE COMPANY.

         STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no sooner than October 22, 1997 or later than November 21, 1997 for inclusion in the Company's proxy statement relating to the 1998 Annual Meeting of Stockholders. Stockholder proposals should be addressed to Joseph F. McCarthy, Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

     The Company's Annual Report to Stockholders for the year ending December 31, 1996, was mailed to stockholders together with this Proxy Statement.

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1996 WHICH IT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON MARCH 18, 1997, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO JOSEPH F. MCCARTHY, LEAR CORPORATION, 21557 TELEGRAPH ROAD, P.O. BOX 5008, SOUTHFIELD, MICHIGAN 48086-5008.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ JOSEPH F. MCCARTHY
                                          Joseph F. McCarthy
                                          Vice President, Secretary
                                          and General Counsel

                                                                      APPENDIX A

                                LEAR CORPORATION

                         LONG-TERM STOCK INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 Establishment of the Plan. Lear Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes a long-term incentive compensation plan to be known as the "Lear Corporation Long-Term Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Performance Shares and Performance Units. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

     Subject to the approval of the Company's stockholders, the Plan shall become effective as of January 1, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it pursuant to
Article 4 shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2006.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "Affiliates" means the Company's subsidiaries within the meaning of Code Section 424(f) and, if any, the Company's parent within the meaning of Code
Section 424(e).

     2.2 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Performance Shares or Performance Units.

     2.3 "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted under this Plan to such Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

     2.4 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.6 "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or an Affiliate, and, in the absence of any such agreement, shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Company or an Affiliate, (ii) the engaging by the Participant in conduct which is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (iii) the Participant's conviction of a felony, (iv) the Participant's abuse of illegal drugs or other controlled substances or (v) the Participant's habitual intoxication. Unless otherwise defined in the Participant's employment or severance agreement, an act or omission is "willful" for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.

     2.7 "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs shall have been satisfied:

          (a) Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of twenty-six consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Directors, whose election by the Board or nomination for election by the company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary Retirement) to constitute a majority thereof; or

          (c) The stockholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.9 "Committee" means, as specified in Article 3 herein, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

     2.10 "Company" means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

     2.11 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.12 "Disability" shall mean (a) long-term disability as defined under the Company's long-term disability plan covering that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes eligibility for a disability award under the Social Security Act.

     2.13 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14 "Eligible Employee" means any officer or key employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates shall not be considered Eligible Employees under this Plan.

     2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.17 "Fair Market Value" means:

          (a) the average of the high and low prices of publicly traded Shares on the national securities exchange on which the Shares as listed (if the Shares are so listed) or on the NASDAQ National Market System (if the Shares are regularly quoted on the NASDAQ National Market System);

          (b) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market; and

          (c) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

     2.18 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.19 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein which is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     2.20 "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an employee of the Company or any of its Affiliates.

     2.21 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein that is not intended to meet the requirements of Code Section 422.

     2.22 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.23 "Participant" means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

     2.24 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

     2.25 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.26 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.27 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.28 "Restriction Period" means the period during which the transfer of Shares of Restricted Stock/Units is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and/or the Restricted Stock/Units are not vested.

     2.29 "Restricted Stock" means a contingent grant of stock awarded to a Participant pursuant to Article 8 herein.

     2.30 "Restricted Stock Unit" means a Restricted Unit granted to a Participant, as described in Article 8 herein, which is payable in Shares.

     2.31 "Restricted Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8 herein, which is (a) credited with amounts equal to Shares, or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.

     2.32 "Retirement" shall mean termination of employment on or after (a) attaining the age established by the Company as the normal retirement age in any unexpired employment agreement between the Participant and the Company and/or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, or (b) attaining age sixty-two with ten years of service with the Company and/or an Affiliate provided the retirement is approved by the Chief Executive Officer of the Company unless the Participant is an officer subject to Section 16 of the Exchange Act in which case the retirement must be approved by the Committee.

     2.33 "Shares" means the shares of common stock, $.01 par value, of the Company.

     2.34 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.35 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 Authority of the Committee. Except as limited by law and subject to the provisions herein, the Committee shall have full power to: select Eligible Employees who shall participate in the Plan; select Nonemployee Directors to receive Awards under Article 6; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate its authority as identified herein.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Board of Directors, its stockholders, all Affiliates, employees, Participants and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares that may be issued or transferred to Participants under the Plan shall be 2,200,000 Shares. The maximum numbers of Shares that may be issued or transferred to the Participants under Restricted Stock Units and Performance Units shall be 700,000.

     The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant, under Options, Freestanding SARs, Restricted Stock, Restricted Units or Performance Shares, shall be 50,000 Shares (on an aggregate basis for all such types of Awards), which limit shall apply regardless of whether such compensation is paid in Shares or in cash.

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan (other than for purposes of Subsection 4.1 above).

     4.3 Adjustments in Authorized Shares.

          (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Award under this Plan, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award therefore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

          (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each Participant who holds an Award which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan consist of all Eligible Employees, including Eligible Employees who are members of the Board, and Nonemployee Directors but only to the extent provided herein.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. In addition, NQSO may be granted to Nonemployee Directors in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422 or an NQSO which is not intended to qualify under the provisions of Code Section 422.

     6.3 Exercise Price. The Exercise Price for each share subject to an Option granted under this Plan shall be at least equal to one hundred percent of the Fair Market Value of a Share on the date the Option is granted.

     6.4 Duration of Options. Each Option granted to an Eligible Employee or a Nonemployee Director shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant.

     6.5 Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

     6.6 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

     6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares and any withholding tax-relating to the exercise of the Option.

     The Exercise Price, and any related withholding taxes, upon exercise of any Option shall be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as the Committee deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.9 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and all Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant or Nonemployee Director, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

     6.10 Transferability of Options.

          (a) Except as provided in paragraph (b), an Option shall be transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code
              Section 414(p)).

          (b) Notwithstanding anything contained herein to the contrary, the Committee may grant an Option pursuant to an Agreement that permits transfer of any portion of that Option by the Participant to (i) the Participant's spouse, children, step-children, grandchildren or step-grandchildren ("Immediate Family Members"),
              (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a partnership in which Immediate Family Members are the only partners or (iv) any other person as determined by the Committee. Such a transfer shall only be permitted if there is no consideration for the transfer, or the transfer is to a partnership in which Immediate Family Members are the only partners and the Participant's sole consideration for the transfer was an interest in the partnership. Such a transfer shall only become effective upon written notice to the Committee of the transfer. Following the transfer of an Option, it shall remain subject to the same terms and conditions that were applicable immediately prior to the transfer and the term "Participant" shall be deemed to refer to the transferee except that events concerning the continuation of employment shall continue to apply with respect to the original Participant not the transferee. A transferee of an Option may not transfer the Option except as provided in paragraph (a).

          (c) Options shall be exercisable during the Participant's lifetime only by the Participant or a transferee pursuant to paragraph (b) hereof, or by the guardian or legal representative of the same. The Committee may, in its discretion, require a guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Participant or transferee, as the case may be.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan. SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

     The Committee shall have sole discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.4 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

     7.5 Term of SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The excess (or some portion of such excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value or in some combination thereof.

     7.7 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and all Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 8. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND RESTRICTED UNITS

     8.1 Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock and/or Restricted Units to Participants in such amounts as the Committee shall determine. Each grant of Restricted Stock shall be represented by the number of Shares to which the Award relates. Each grant of restricted Units shall be represented by the number of Share equivalent units to which the Award relates.

     8.2 Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require with respect to bonuses) selected Eligible Employees to defer the payment of any portion of their salary and/or annual bonuses pursuant to this Section. A Participant's deferral under this Section shall be credited to the Participant in the form of Restricted Stock Units. The Committee shall establish rules and procedures for such deferrals as it deems appropriate.

     In consideration for forgoing compensation, the dollar amount so deferred by a Participant shall be increased by twenty-five percent (or such lesser percentage as the Committee may determine) for purposes of determining the amount of Restricted Stock Units to credit to the Participant. If a Participant's compensation is so deferred, there shall be credited to the Participant as of the date specified in the Award Agreement a number of Restricted Stock Units (determined to the nearest 100th of a unit) equal to the amount of the deferral (increased as described above) divided by the Fair Market Value of a Share on such date.

     8.3 Award Agreement. Each Restricted Stock/Unit grant shall be evidenced by an Award Agreement that shall specify the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee shall determine.

     8.4 Nontransferability. Except as provided in this Article 8, the Restricted Stock/Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and as specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Award Agreement. All rights with respect to Restricted Stock/Units granted to a Participant under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

     8.5 Other Restrictions. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any restricted Stock/Units granted pursuant to the Plan as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

     The Company shall retain the certificates representing Shares of restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     8.6 Payment of Awards. Except as otherwise provided in this Article 8, (i) Shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Restriction Period and (ii) Share equivalent units covered by each Restricted Unit under Section 8.1 or 8.2 shall be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period or such later date as provided in the Award Agreement.

     8.7 Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.8 Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock/Units hereunder shall be credited with regular cash dividends or dividend equivalents paid with respect to the underlying Shares or Share equivalent units while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares or units of Restricted Stock/Units, upon such terms as the Committee establishes.

     The Committee may apply any restrictions to the crediting and payment of dividends and other distributions that the Committee deems advisable. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock/Units is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock/Units, such that the dividends and/or the Restricted Stock/Units maintain eligibility for the Performance-Based Exception.

     8.9 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock/Units following termination of the Participant's employment with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock/Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met shall be called a "Performance Period" and shall be set by the Committee in its discretion.

     9.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

     9.4 Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by an Award Agreement which shall specify the material terms and conditions of the Award, and such other provisions as the Committee shall determine.

     9.5 Form and Timing of Payment of Performance Units/Shares. Except as provided in Article 12, payment of earned Performance Units/Shares shall be made within seventy-five calendar days following the close of the applicable Performance Period in a manner determined by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be paid subject to any restrictions deemed appropriate by the Committee.

     9.6 Termination of Employment Due to Death, Disability, or
Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

     9.7 Termination of Employment for Other Reasons. In the event that a Participant's employment terminates during a Performance Period for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company, unless determined otherwise by the Committee in the Participant's Award Agreement.

     9.8 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by such Participant or Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 10. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives:

          (a) return to shareholders (absolute or peer-group comparative);

          (b) stock price increase (absolute or peer-group comparative);

          (c) cumulative net income (absolute or competitive growth rates comparative);

          (d) return on equity;

          (e) return on capital;

          (f) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

          (g) economic value added (income in excess of capital costs); or

          (h) market share.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code
Section 162(m) to reflect accounting changes or other events.

     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death shall be paid to the Participant's spouse or if none, the Participant's estate.

ARTICLE 12. DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if such payment or delivery would result in compensation not deductible by the Company or an Affiliate by virtue of Code Section 162(m). Such a deferral may continue until the payment or delivery would result in compensation deductible by the Company under Code Section 162(m).

ARTICLE 13. RIGHTS OF EMPLOYEES

     13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

     13.2 Participation. No Eligible Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

     14.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all outstanding Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

          (b) Any Periods of Restriction and restrictions imposed on Restricted Stock/Units shall lapse; provided, however, that the degree of vesting associated with Restricted Stock/Units which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 14.1(c) herein.

          (c) Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior to the effective date of the Change in Control; provided, however, that in the event the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the effective date of the Change in Control.

     14.2 Termination, Amendment, and Modifications of Change in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the effective date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION

     15.1 Amendment, Modification and Termination. Subject to Section 14.2 herein, the Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and grant new Awards in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

     15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, subject to the requirements of Code Section 162(m) for the Performance-Based Exception in the case of Awards designed to qualify for the Performance-Based Exception.

     15.3 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     15.4 Compliance with Code Section 162(m). Awards relating to years after 1996, when Code Section 162(m) is applicable, shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 17. INDEMNIFICATION

     Each person who is or been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

     All obligations of the Company under the Plan or any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 19. LEGAL CONSTRUCTION

     19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3 Requirements of Law. The granting of Awards and the issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 Securities Law Compliance. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     19.5 Awards to Foreign Nationals and Employees Outside the United
States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

     19.6 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     19.7 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Dear Stockholder:



        The Annual Meeting of Stocholders (the "Meeting") of Lear Corporation (the "Company") will be held at 10:00 a.m. on Thursday, May 15, 1997 at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan.


        To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


        In order to assist the Company in preparing for the Meeting, please indicate on item 4 on the proxy whether you currently plan to attend the Meeting.


        If you attend the Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests.


March 21, 1997




                             DETACH PROXY CARD HERE



        [  ]

1. Election of Directors:        FOR all nominees        WITHHOLD AUTHORITY to vote           *EXCEPTIONS
                                 listed below     [ ]    for all nominees listed below   [ ]               [ ]

Nominees:  Gian Andrea Botta, Irma B. Elder, David P. Spalding and James A. Stern.
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions __________________________________________________________________________________________________
2. To approve the Company's Long-Term Stock Incentive Plan.             3. To ratify the appointment of Arthur
                                                                           Andersen LLP as independent auditors
                                                                           of the Company for the fiscal year
                                                                           ending December 31, 1997.


FOR    [ ]              AGAINST    [ ]          ABSTAIN    [ ]            FOR    [ ]       AGAINST    [ ]    ABSTAIN   [ ]


In their discretion the Proxies are authorized to vote upon such         4. Do you plan to
other matters as may properly come before the meeting or any                attend the
adjournment or postponement thereof.                                        Meeting?           YES    [ ]    NO     [ ]

                                                                                                      Change of Address
                                                                                                      Mark Here     [ ]

                                                                                           Please sign this proxy and return it
                                                                                           promptly whether or not you expect to
                                                                                           attend the meeting.  You may nevertheless
                                                                                           vote in person if you attend.  Please
                                                                                           sign exactly as your name appears
                                                                                           herein.  Give full title if an Attorney,
                                                                                           Executor, Administrator, Trustee,
                                                                                           Guardian, etc.  For an account in the
                                                                                           name of two or more persons each should
                                                                                           sign, or if one signs, he should attach
                                                                                           evidence of his authority.

                                                                                           Dated:_____________________________1997

                                                                                           _______________________________________
                                                                                                           Signature

                                                                                           _______________________________________
                                                                                                           Signature
                                                                                           VOTES MUST BE INDICATED
                                                                                           ( ) IN BLACK OR BLUE INK.     [ ]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                                ADMISSION TICKET

                                LEAR CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                           MAY 15, 1997 AT 10:00 A.M.
                                THE NOVI HILTON
                              21111 HAGGERTY ROAD
                                 NOVI, MICHIGAN

                  ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS














----------------------------------------------------------------------------

                                LEAR CORPORATION

                         PROXY/VOTING INSTRUCTION CARD


     This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 15, 1997 or any adjournment or postponement thereof (the "Meeting").

     The undersigned appoints Joseph F. McCarthy and Donald J. Stebbins, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Lear Corporation Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.



                                                LEAR CORPORATION
                                                P.O. BOX 11211
                                                NEW YORK, N.Y. 10203-0211